SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by
Rule 14c-5(d)(2))
☐ Definitive Information Statement

RIVER HAWK, INC.
(Name of Registrant as Specified In Its Charter)

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River Hawk, Inc.
1023 Business Park Drive
Traverse City, Michigan 49686

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished by the Board of Directors of River Hawk Aviation, Inc., to the holders of record at the close of business on September 6, 2007 of the outstanding shares of our common and preferred stock, par value $0.001 per share, in order to provide information with respect to the proposed increase in the authorized shares of common stock of River Hawk Aviation, Inc., and proposed reverse stock split of the issued and outstanding shares of common stock of the corporation (as further described below, the “Corporate Actions”).  The Corporate Actions have been conditionally approved by our Board of Directors and the current holders of a majority of our issued and outstanding voting capital stock.  The effectiveness of such approvals is conditioned upon our compliance with Section 14(c) of the Securities Exchange Act of 1934 (“Exchange Act”), which requires the filing of this Information Statement with the Securities and Exchange Commission (“SEC”) and the distribution of this Information Statement to stockholders.  The foregoing actions and agreements are sufficient to authorize the Corporate Actions without the vote of any other stockholders.  Accordingly, your approval is not required and is not being sought.  (References in this Information Statement to the “Company,” “River Hawk,” “we,” “our,” and “us” refer to River Hawk Aviation, Inc., a Nevada corporation.

The Company has determined to effect:

•	the increase of the authorized common stock of the Company from 25,000,000 to 500,000,000 shares; and

•	the reverse stock split increase of the issued and outstanding shares of common stock of the corporation on a one-for-thirty (1:30) basis.

River Hawk’s Board of Directors has approved, and a total of 4 stockholders owning 2,739,781 shares of common stock outstanding as of August 21, 2007 have consented in writing to the action described below, which action, if taken will not, under Federal securities laws, rules and regulations, be effective until at least twenty (20) days after the mailing of this Information Statement to the shareholders of the Company.  Such approval and consent constitute the unanimous approval of the board of directors of the Company and the consent of a majority of the total number of votes for the shares of issued and outstanding common stock of the Company and are sufficient under the Nevada General Corporation Law and under River Hawk’s Bylaws to approve the corporate action.  Accordingly, the authorized corporate action will not be submitted to the other stockholders of River Hawk for a vote; this Information Statement is being furnished to stockholders to provide them with certain information concerning the corporate action in accordance with the requirements of the Exchange Act, and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

River Hawk will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. River Hawk will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of River Hawk’s capital voting stock.

River Hawk will only deliver one Information Statement to multiple security holders sharing an address unless River Hawk has received contrary instructions from one or more of the security holders.  Upon written or oral request, River Hawk will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:  1023 Business Park Drive, Traverse City, Michigan, 49686, Attn: Calvin Humphrey, President and CEO.  Mr. Humphrey may also be reached by telephone (231) 946-4343 and fax (231) 932-7563.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to River Hawk’s Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of River Hawk’s outstanding capital stock is required to effect the corporate action described herein.  As of the record date, River Hawk had 5,129,412 shares of common stock of the Company (the “Common Stock”) issued and outstanding, of which 2,564,706 votes are required to pass any stockholder resolutions.  The consenting stockholders, who consist of 4 current stockholders of the Company, are collectively the record and beneficial owners of 2,739,781 shares of Common Stock, which represents 53.4% of the issued and outstanding Common Stock.  Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholders consented to the actions described herein in a written consent, dated  August 21, 2007.  The consenting stockholders’ names, affiliations with River Hawk, and their beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares of Common Stock Beneficially Held	Percentage of Total Available Votes
Calvin Humphrey	Chairman, President, Chief Executive Officer	1,013,500	19.8%
Robert Scott	Director, Chief Financial Officer	726,281	14.2%
Cambridge Partners, LLC	N/A	200,000	3.9%
David M. Otto	>10% Shareholder	800,000	15.6%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

Neither Nevada law nor our Articles of Incorporation or By-laws provide the Company’s shareholders with dissenters’ appraisal rights in connection with the Amendment to the Articles of Incorporation or to the Reverse Stock Split. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with, the Amendment to the Articles of Incorporation or the Reverse Stock Split, even if a shareholder has not been given an opportunity to vote with respect to the Amendment to the Articles of Incorporation or the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 27, 2007, certain information regarding the ownership of River Hawk’s capital stock by each director and executive officer of River Hawk, each person who is known to River Hawk to be a beneficial owner of more than 5% of any class of River Hawk’s capital stock, and by all officers and directors of River Hawk as a group.  Unless otherwise indicated below, to River Hawk’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or convertible securities exercisable or convertible within sixty (60) days of August 27, 2007 are deemed outstanding for computing the percentage of the person or entity holding such options or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 5,129,412 shares of common stock issued and outstanding and zero shares of Series A Preferred issued and outstanding, as of August 27, 2007.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIALOWNERSHIP	% OF CLASS
Calvin Humphrey 1023 Business Park Drive Traverse City, MI 49686	1,013,500 Chairman, President, CEO	19.8%
Robert J. Scott 1023 Business Park Drive Traverse City, MI 49686	726,281 Director, CFO	14.2%
Roger F. Larreur 1023 Business Park Drive Traverse City, MI 49686	-0- -0-	-0- -0-
Carroll Smith (1) 3103 9th Avenue Drive Hickory, NC 28601	-0- -0-	-0- -0-
Shawn Taylor (2) 1023 Business Park Drive Traverse City, MI 49686	-0- -0-	-0- -0-
David M Otto 601 Union Street, Suite 4500 Seattle, WA 98101	800,000 >10% Shareholder	15.6%
All officer and directors as a group (5 persons)	1,739,781	33.9%

(1)) On April 7, 2007, the Board of Directors of the Company appointed Carroll Smith to the its Board of Directors.
(2) On June 13, 2007, the Board of Directors of the Company appointed Sean Taylor to its Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all the compensation earned by the person serving as the Chief Executive Officer (Named Executive Officer) during the fiscal years ended December 31, 2006 and 2005 and any other officers who have earned greater than $100,000 in total salary and bonuses during the 2006 or 2005 fiscal years.

		Annual Compensation			Long-Term Compensation
					Awards		Pay-Outs
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- Sation ($)	Securities Restricted Stock Award(s)	Under- Lying SARs (#)	Options/ Payouts	LTIP ($)	All Other Compen- sation

Cal Humphrey(1)	2006	$59,716	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President, CEO and Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Robert J. (2)	2006	$225,000	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Scott CFO,	2005	$225,000	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Secretary and Treasurer,
President during February 2004 through July 2004

Rudolpho (3)	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Dominguez	2005	$-93,750	-0-	-0-	-0-	-0-	-0-	-0-	0
CEO

Syed Hasan (4)	2005	$60,000	-0-	-0-	-0-	-0-	-0-	-0-	-0-
CEO, President	2005	$60,000	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Secretary
and Director

(1) Calvin Humphrey is the current Chief Executive Officer of the Company.  Mr. Humphrey was appointed as CEO of the Company and chairman of the Board of Directors on September 27, 2006 and has served as a director of River Hawk since August 21, 2006.   Mr. Humphrey accrued salary but has not been paid during the period of December ending 31, 2006 or through the date of this Information Statement through November 9, 2006.  Mr. Humphrey was issued 500,000 shares of Common Stock on or around May 23, 2007 and 500,000 shares of Common Stock on August 21, 2007.

(2) Mr. Scott accrued salary has not been paid during the period of December 31, 2005 through November 9, 2006.   Mr. Scott was issued 200,000 shares of Common Stock on or around May 23, 2007 and 500,000 shares of Common Stock on August 21, 2007.

(3) Rodolfo Dominguez resigned his position as CEO and Director on September 28, 2005.  Mr. Dominquez accrued salary, which remains subject to a re-determination, and received actual payments of $2,500.

(4) Mr. Hasan resigned his positions as President, CEO and Director with the Company on March 9, 2006 and pursuant to that resignation the amounts remaining unpaid are subject to a re-determination.

Stock Options Granted in Fiscal 2005

The following table sets forth certain information concerning grants of options made during fiscal 2005 to the named executive officers.

Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in 2005	Exercise or Base Price ($/SH)	Fair Market Value on Date of Grant	Expiration Date
N/A	N/A	N/A	N/A	N/A	N/A
N/A	N/A	N/A	N/A	N/A	N/A

Aggregate Stock Option Exercises and Year-End Option Value Table

The following table sets forth certain information concerning option exercises in fiscal 2006, the number of stock options held by the Named Executive Officers as of December 31, 2005 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

	Number of Shares Acquired on	Value	Number of Unexercised Options Held at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
N/A	N/A	N/A	N/A	N/A	N/A	N/A
N/A	N/A	N/A	N/A	N/A	N/A	N/A
__________________________

Employment Agreements

None.

Directors’ Compensation and Non-Employee Director Agreement

None.

CHANGE IN CONTROL

The proposed corporate actions described in this Information Statement are not undertaken in connection with a change in control of River Hawk.  To the knowledge of management, there are no present arrangements or pledges of securities of River Hawk which may result in a change in control of River Hawk.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the approved corporate action or in any action covered by the related resolutions adopted by the board of directors of the Company that is not otherwise shared by all other stockholders.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS:

The following action was taken based upon the unanimous recommendation and approval of River Hawk’s Board of Directors (the “Board”) and the written consent of the consenting stockholders:

AMENDMENT OF ARTICLES OF INCORPORATION

On August 27, 2007, the Board and the consenting stockholders unanimously adopted and approved a resolution to increase the authorized Common Stock of the Company from 25,000,000 to 500,000,000 shares.

The Board and consenting shareholders approved the increase in authorized capital because the Company determined that its current capitalization structure is insufficient to raise additional working capital through the sale of its Common Stock.  The Company expects that the proposed increase in authorized capital will enable the Company to consummate a financing at a later date should it so desire.  However, while the Company is seeking financing it does not currently have any specific plans to issue Common Stock in connection with any financings.

Upon the effectiveness of such increase, as a general matter approval from the shareholders will not be required for the issuance of any newly-authorized shares, except as otherwise required by law or applicable rules of any market upon which the Common Stock may trade.

The increase in authorized capital will not affect the percentage ownership interest in the Company or percentage voting power of any holder of Common Stock.  Such increase in authorized capital will have no effect on the number of shares of Common Stock or preferred stock outstanding; however, it will make possible the subsequent issuance of additional shares of Common and preferred stock that would effect the percentage voting power of current holders of Common Stock or preferred stock.

The proposed increase to the number of authorized shares of common stock creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of the additional authorized shares. The current net tangible book value per share will be diluted if additional shares are issued without a concurrent increase in the net book value of the assets of the Company.  The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued.

After this Information Statement has been filed with the SEC and mailed to all holders of record of the Company’s shares, and upon the expiration of all applicable waiting and review periods under the Exchange Act, the Company will file a Certificate of Amendment to its Articles of Incorporation effecting the Corporate Actions.

Neither the Nevada Revised Statutes nor our Articles of Incorporation or Bylaws provide for any statutory rights of appraisal in connection with the Corporate Actions.

Nevada Law

The amendment to the Articles of Incorporation has been approved, pursuant to NRS 78.2055, by the Board of Directors and a total of 4 current stockholders of the Company, who collectively and beneficially owners of 2,739,781 shares of Common Stock, which represents 53.4% of the issued and outstanding Common Stock.  Under NRS 78.2055, the Board of Directors may amend the Articles of Incorporation only if: (a) the board of directors adopts a resolution setting forth the proposal to amend the Articles of Incorporation; and, (b) the proposal is approved by the vote of stockholders holding a majority of the voting power.  Both conditions have been met.

REVERSE STOCK SPLIT

On August 21, 2007, the Board and the consenting stockholders unanimously adopted and approved a resolution to effect a one-for-thirty (1:30) reverse split (the “Reverse Stock Split”) of all issued and outstanding shares of Common Stock of River Hawk, effective not earlier than twenty (20) days after this Information Statement is mailed to stockholders of record as of September 6, 2007, and ten (10) days after River Hawk notifies both the National Association of Securities Dealers, Inc. (the “NASD”), and the Over-the-Counter Bulletin Board (the “OTCBB”) of the Reverse Stock Split.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Stock Split if the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in our best interests and that of our stockholders.  The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

The reverse split will not change the number of authorized shares of Common Stock of River Hawk nor the par value of the Common Stock.  However, pursuant to the proposed amendment to the Articles of Incorporation described in the preceding section of this Information Statement, the authorized shares of Common Stock will increase from 25,000,000 to 500,000,000.    Except for any changes as a result of the treatment of fractional shares, each stockholder of River Hawk will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the split.

Purpose

In order to reduce the number of shares of River Hawk’s common stock outstanding and thereby attempt to enhance the ability of River Hawk to use its shares to acquire additional operating, aviation and aviation-related companies, the Board of Directors believed that it was in the best interests of River Hawk to implement a Reverse Stock Split.  While the Company is seeking strategic acquisitions under its business plan, it has not identified any specific targets.

The Board of Directors considered that River Hawk’s common stock may not appeal to brokerage firms and that the current per share price level of our common stock has reduced the effective marketability of our common stock because of the reluctance of many brokerage firms to recommend low-priced stock to their clients or to act as market-makers for low-price stock.  Certain investors view low-priced stock as speculative and unattractive.  We believe that many investment funds are prohibited from or reluctant to invest in lower priced stocks.  In addition, some investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks.  A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from trading in low-priced stock.  Such policies and practices pertain to the payment of broker commissions and to time-consuming policies and procedures that make the trading of low-priced stocks unattractive to brokers from an economic standpoint.  Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks thereby increasing the risk to River Hawk and its stockholders that brokerage firms that currently make a market for our common stock may discontinue that role.

Nevada Law

The Reverse Stock Split has been approved, pursuant to NRS 78.2055, by the Board of Directors and a total of 4 current stockholders of the Company, who collectively and beneficially owners of 2,739,781 shares of Common Stock, which represents 53.4% of the issued and outstanding Common Stock.  Under NRS 78.2055, the Board of Directors may decrease the number of issued and outstanding shares without decreasing the number of authorized shares only if: (a) the board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares; and, (b) the proposal is approved by the vote of stockholders holding a majority of the voting power.  Both conditions have been met.

Certain Risks Associated With the Reverse Stock Split and Increase In Authorized Common Stock

There can be no assurance that the total market capitalization of River Hawk’s common stock after the proposed Reverse Stock Split will be equal to or greater than the total market capitalization before the proposed Reverse Stock Split or that the per share market price of River Hawk’s common stock following the Reverse Stock Split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per new share of River Hawk Common Stock (the “New Shares”) after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of old shares of River Hawk Common Stock (the “Old Shares”) outstanding before the Reverse Stock Split.

Accordingly, the total market capitalization of River Hawk’s Common Stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of River Hawk’s Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.  In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the Reverse Stock Split.

There can be no assurance that the Reverse Stock Split will result in a per share price that will attract investors.   A decline in the market price for River Hawk’s Common Stock after the Reverse Stock Split may effectively result in a greater percentage decline than would occur in the absence of a Reverse Stock Split, and the liquidity of River Hawk’s Common Stock could be adversely affected following a Reverse Stock Split.

The market price of River Hawk’s Common Stock will also be based on River Hawk’s performance and other market factors that are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of River Hawk’s Common Stock declines, the percentage decline as an absolute number and as a percentage of River Hawk’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.  In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of River Hawk’s Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

River Hawk’s common stock trades as a “penny stock” classification which limits the liquidity for River Hawk’s common stock.

River Hawk’s stock is subject to “penny stock” rules as defined in 1934 Securities and Exchange Act rule 3151-1.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  River Hawk’s Common Stock is subject to these penny stock rules.  Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities.  Penny stocks generally are equity securities with a price of less than U.S. $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

As a result, all brokers or dealers involved in a transaction in which River Hawk’s shares are sold to any buyer, other than an established customer or “accredited investor,” must make a special written determination.  These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of River Hawk’s stockholders to sell in the secondary market, through brokers, dealers or otherwise.  River Hawk also understands that many brokerage firms will discourage their customers from trading in shares falling within the “penny stock” definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares.  An orderly market is not assured or implied as to River Hawk’s Common Stock.  There can be no assurances as to the existence of market makers or broker/dealers for River Hawk’s Common Stock.

The increase in authorized Common Stock available for issuance and simultaneous Reverse Stock Split increases to likelihood that current shareholders will face future dilution of their ownership interests in the Company.

The increase in authorized capital will not affect the percentage ownership interest in the Company or percentage voting power of any holder of Common Stock.  Such increase in authorized capital will have no effect on the number of shares of Common Stock or preferred stock outstanding; however, it will make possible the subsequent issuance of additional shares of Common and preferred stock that would effect the percentage voting power of current holders of Common Stock or preferred stock, all as described above.

 The proposed increase to the number of authorized shares of common stock creates a risk that current shareholders of the Common Stock will see the value of those shares diluted through the issuance of the additional authorized shares. The current net tangible book value per share will be diluted if additional shares are issued without a concurrent increase in the net book value of the assets of the Company.  The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued.

Under the proposed Amendment to the Articles of Incorporation that increases the amount of authorized shares available for issuance and the proposed Reverse Stock Split, if all additional shares of authorized common stock were issued, without any increase in the net book value of the assets of the Company, the net book value per share would decrease by a factor of 600.

Principal Effects of the Reverse Stock Split

Corporate Matters - If effected, the Reverse Stock Split will be effected simultaneously for all of River Hawk’s Common Stock, and every thirty (30) Old Shares owned by a stockholder would be exchanged for one (1) New Share, plus rounding up to one whole share for each fractional share. While the intent is for the proposed reverse split to affect all of River Hawk’s stockholders uniformly, the process of rounding up when any of River Hawk’s stockholders own a fractional share will result in a non-material change in each stockholder’s percentage ownership interest in River Hawk.  All warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the Reverse Stock Split) also will be appropriately adjusted for the Reverse Stock Split.

The Reverse Stock Split does not materially affect the proportionate equity interest in River Hawk of any holder of Common Stock or the relative rights, preferences, privileges or priorities of any such stockholder, but provides the Company with the ability to issue additional securities which could materially and significantly effect the relative rights, preferences, privileges or priorities of current stockholders.

Fractional Shares - Any fractional shares of common stock resulting from the reverse split will “round up” to the nearest whole number.  No cash will be paid to any holders of fractional interests in River Hawk.

Authorized Shares – While the reverse split will not change the number of authorized shares of Common Stock of River Hawk, the Company intends to amend its Articles of Incorporation to increase the authorized Common Stock from 25,000,000 to 500,000,000, as described in the section entitled “Amendment to Articles of Incorporation” of this Information Statement.

Accounting Matters - The Reverse Stock Split will not affect the par value of River Hawk’s Common Stock.  As a result, as of the effective time of the Reverse Stock Split, the stated capital on River Hawk’s balance sheet attributable to River Hawk’s common stock will be reduced proportionately based on the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of River Hawk’s common stock will be restated because there will be fewer shares of River Hawk’s Common Stock outstanding.

Dilutive Effects -  The proposed Amendment to the Articles of Incorporation, which increases the number of authorized shares of Common Stock, and Reverse Stock Split creates a risk that current shareholders of the Common Stock will see the value of those shares diluted through the issuance of the additional authorized shares. The current net tangible book value per share will be diluted if additional shares are issued without a concurrent increase in the net book value of the assets of the Company.  Furthermore, the current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued.

Under the proposed Amendment to the Articles of Incorporation that increases the amount of authorized shares available for issuance and the proposed Reverse Stock Split, if all additional shares of authorized common stock were issued, without any increase in the net book value of the assets of the Company, the net book value per share would decrease by a factor of 600.

Odd Lot Effects –  The Reverse Stock Split may also result in some shareholders holding "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

Potential Anti-Takeover Effect - Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of River Hawk’s Board of Directors or contemplating a tender offer or other transaction for the combination of River Hawk with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate River Hawk’s shares of Common Stock or obtain control of River Hawk.

Because the Reverse Stock Split reduces number of shares of Common Stock issued and outstanding but does not simultaneously reduce the number of shares authorized for issuance (rather, the Company intends to significantly increase the total authorized common stock available for issuance, from 25,000,000 to 500,000,000, as described in the section entitled “Amendment to Articles of Incorporation” of this Information Statement), the number of shares available for issuance is significantly increased (See the table entitled “Effect of Reverse Split on Capitalization,” below).  As discussed in the “Securities and Exchange Commission Release No. 15230,” this increase in the number of shares available for issuance can have the effect of rendering more difficult, or discouraging, a change in the composition of the Board of Directors, tender offer or proxy contest, the assumption of control by a holder of a larger block of the corporation's securities and/or the removal of incumbent management.

Additionally, such transactions, changes in control or removal of management could be more difficult even if favorable to the interests of shareholders.  For example, management could use additional shares to resist or frustrate a third-party transaction providing an above-market premium even if favored by a majority of the independent stockholders.  Because the Company’s board of directors has the power to authorize the corporate issuance of common stock and to designate the preferred stock rights and powers, including voting rights, and to authorize the subsequent issuance of such preferred stock, a reverse stock split can also have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers.  Management currently has no plans or proposals to adopt other provisions or to enter into other arrangements that may have anti-takeover consequences.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

Upon effectiveness of the Reverse Stock Split, each outstanding share of Common Stock will automatically be converted on the effective date at the applicable Reverse Stock Split ratio. It will not be necessary for stockholders of River Hawk to exchange their existing stock certificates.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split.  It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged.  No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the Reverse Stock Split.  The Reverse Stock Split is intended to be a tax-free recapitalization to the Company and its shareholders, except that shareholders who receive a whole share of stock in lieu of fractional shares, except for those shareholders receiving a whole share of common stock in lieu of a fractional share.  A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Stock Split.

RIVER HAWK’S VIEW REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS NOT BINDING ON THE INTERNAL REVENUE SERVICE OR THE COURTS.  ACCORDINGLY, SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY
PENDING OR PROPOSED LEGISLATION.

Effect of Increase in Authorized Capital Stock and Reverse Split on Capitalization (collectively, the “Recap”)

Class	Authorized	Issued and Outstanding Prior to Recap	Available for Issuance Prior to Recap	Issued and Outstanding Following Recap(1)	Available for Issuance Following Recap(1)
Common	25,000,000	5,129,412	19,870,588	170,981	499,829,019

Blank
Check
Preferred (2)	25,000,000	-0-	25,000,000	-0-	25,000,000

(1)
The “Issued and Outstanding Following Recap” and “Available for Issuance Following Recap” categories  do not take into account additional shares that will be issued as a result of rounding up fractional shares to whole shares.

(2)
The corporation is authorized to issue a total 25,000,000 shares of blank check preferred stock.  Currently 10,000,000 shares of Series A Preferred have been designated for issuance  but zero are issued and outstanding.

ADDITIONAL AND AVAILABLE INFORMATION

River Hawk is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, and Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

River Hawk’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, Current Reports on Form 8-K filed June 19, 2007, May 25, 2007, May 16, 2007, April 3, 2007, January 29, 2007, January 12, 2007, October 2, 2006, as amended October 4 2006 and October 10, 2006, September 26, 2006, August and August 25, 2006,  Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2007, March 31, 2007 and September 30, 2006, are incorporated herein by this reference.

River Hawk will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by River Hawk pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding River Hawk should be addressed to River Hawk, Inc. 1023 Business Park Drive, Traverse City, Michigan, 49686, Attn: Calvin Humphrey, President and CEO.  Mr. Humphrey may also be reached by telephone (231) 946-4343 and fax (231) 932-7563.

River Hawk, Inc.

By: /s/ Calvin Humphrey
Dated: August 27, 2007	Calvin Humphrey, Chief Executive Officer